EXHIBIT 3.1
Filed March 18, 1983 - 2:00P.M.

                         CERTIFICATE OF INCORPORATION OF

                               UNOCAL CORPORATION

             FIRST:  The name of this corporation is:

                               UNOCAL CORPORATION

             SECOND: The name and address of the registered agent of the corporation in the State of Delaware is:

                          The Corporation Trust Company
                              100 West Tenth Street
                     Wilmington, New Castle County, Delaware

             THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

             FOURTH: The total amount of capital stock which this corporation has the authority to issue is 260,000,000 shares of common stock $1.00 par value per share.

             FIFTH: The name and mailing address of the incorporator of the corporation is as follows:

                    Name                   Mailing Address
               George C. Bond               P.O. Box 7600
                                            Los Angeles, California  90051

             SIXTH: New bylaws may be adopted or the bylaws may be amended or repealed by a vote of seventy-five percent of the outstanding stock of the corporation entitled to vote thereon. Bylaws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors shall require a resolution adopted by the affirmative vote of not less than seventy-five percent of the directors.

             SEVENTH: The number of directors which shall constitute the whole Board of Directors of the corporation shall be as specified in the bylaws of the corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH. The board is divided into three classes, Class I, Class II and Class
III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of the calendar year 1983, the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the end of the calendar year 1983, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the end of the calendar year 1983. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

             At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term
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then expires as  directorships  of another class in order more nearly to achieve equality of number of directors among the classes.

             Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number or directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

             EIGHTH:  The  affirmative  vote of the  holders  of not  less  than seventy-five percent of the outstanding stock of the corporation entitled to vote shall be required for approval if (1) this corporation merges or consolidates with any other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than ten percent (10%) of the total voting power of all outstanding shares of the voting stock of this corporation (such other corporation being herein referred to as a "Related Corporation"), or if (2) this corporation sells or exchanges all or a substantial part of its assets to or with such Related Corporation, or if (3) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this corporation with or into such Related Corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than seventy-five percent of the directors prior to the acquisition of the beneficial ownership of more then ten percent (10%) of the total voting power of all outstanding shares of the voting stock of the corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding voting stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law. A "substantial part" of the corporation's assets shall mean assets comprising more than ten percent of the book value of fair market value of the total assets of the corporation and its subsidiaries taken as a whole.

             NINTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

             TENTH: Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate of Incorporation or any amendment thereto, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
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

             ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent of the total voting power of all outstanding shares of voting stock of this corporation.

             THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this certificate.


                                                          /s/ George C. Bond

March 18, 1983

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FILED JULY 27, 1984 - 4:30 P.M.

                       CERTIFICATE OF CHANGE OF ADDRESS OF
                    REGISTERED OFFICE AND OF REGISTERED AGENT
             PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


To:          DEPARTMENT OF STATE
             Division of Corporations
             Townsend Building
             Federal Street
             Dover, Delaware  19903

             Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

             1.     The name of the agent is:  The Corporation Trust Company

             2. The address of the old registered office was:

                      100 West Tenth Street
                      Wilmington, Delaware  19801

             3. The address to which the registered office is to be changed is:

                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, Delaware  19801

                    The new address will be effective July 30, 1984.

             4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

             IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                          THE CORPORATION TRUST COMPANY
                           (Name of Registered Agent)

                                                   By     /s/ Virginia Colvell
                                (Vice President)

Attest:

 /s/ Mary Murray
 (Assistant Secretary)

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







PAGE 1041
                  STATE OF DELAWARE - DIVISION OF CORPORATIONS

                          CHANGE OF ADDRESS FILING FOR

                      CORPORATION TRUST AS OF JULY 27, 1984

                                    DOMESTIC



2005071 UNOCAL CORPORATION                                       03/18/1983 D DE

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








FILED MAY 1, 1986 - 10:00 A.M.

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               UNOCAL CORPORATION
                             a Delaware Corporation

Claude S. Brinegar and R. O. Hedley certify that;

    1. They are a duly elected and acting Executive Vice President and Chief Financial Officer and the duly elected and acting Secretary respectively, of Unocal corporation.

    2. The Certificate of Incorporation of Unocal corporation shall be amended by revising Article IV to read as follows:

             IV: The total number of shares of stock which the corporation shall have authority to issue is three hundred fifty million (350,000,000) shares, consisting of two hundred fifty million (250,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

             The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders, is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

    3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the annual meeting of Stockholders held on April 28, 1986.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 29, 1986.

                                                          ATTEST

/s/ Claude S. Brinegar                                    /s/ R. O. Hedley
Claude S. Brinegar                                        R. O. Hedley
Executive Vice President                                  Secretary
and Chief Financial Officer

    The undersigned Claude S. Brinegar and R. O. Hedley an Executive Vice President and Chief Financial Officer and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

    Executed at Los Angeles, California, on April 29, 1986.


/s/ Claude S. Brinegar                                    /s/ R. O. Hedley
Claude S. Brinegar                                        R. O. Hedley

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FILED MAY 22, 1986 - 10:00 A.M.

                            CERTIFICATE OF CORRECTION

                           OF CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                               UNOCAL CORPORATION

                             a Delaware Corporation


Claude S. Brinegar and R. O. Hedley certify that:

    1. They are a duly elected and acting Executive Vice President and Chief Financial Officer and the duly elected and acting Secretary, respectively, of Unocal Corporation.

    2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on May 1, 1986 and that said Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

    3. The inaccuracy or defect of said Certificate to be corrected is as follows;

             The authorized number of common shares was incorrectly reduced.

    4. Article IV of the Certificate is corrected to read as follows;

             IV: The total number of shares of stock which the corporation shall have authority to issue is three hundred sixty million (360,000,000) shares, consisting of two hundred sixty million (260,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

             The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.



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



         IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 16, 1986.


/s/ Claude S. Brinegar                             ATTEST:/s/ R. O. Hedley
Claude S. Brinegar                                        R. O. Hedley
Executive Vice President and                              Secretary
Chief Financial Officer

    The undersigned Claude S. Brinegar and R. O. Hedley, an Executive Vice President and Chief Financial Officer and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

    Executed at Los Angeles, California, on May 16, 1986.




/s/ Claude S. Brinegar                                    /s/ R. O. Hedley
Claude S. Brinegar                                        R. O. Hedley

FILED MAY 5, 1987 - 10:00 A.M.

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               UNOCAL CORPORATION

                             a Delaware Corporation


Sam A. Snyder and R. O. Hedley certify that:

    1. They are a duly elected and acting Vice President and the duly elected and acting Secretary respectively, of Unocal Corporation.

    2. The Certificate of Incorporation of Unocal Corporation shall be amended by adding Article Twelfth to read as follows;

         TWELFTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

    3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the Annual Meeting of Stockholders held on May 4, 1987.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 4, 1987.

                                                          ATTEST


/s/ Sam A. Snyder                                         /s/ R. O. Hedley
    Vice President                                        Secretary

         The undersigned Sam A. Snyder and R. 0. Hedley, a Vice President and Secretary, respectively of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

    Executed at Los Angeles, California, on May 4, 1987.


/s/ Sam A. Snyder                                         /s/ R. O. Hedley

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








FILED FEBRUARY 6, 1990 - 12:00 P.M.

                           CERTIFICATE OF DESIGNATIONS

            SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK
                                 $.10 Par Value
                                       Of
                               UNOCAL CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  We,  Sam  A.  Snyder,  Vice  President,  and  R.  E.  Jenkins
Assistant Secretary, Of Unocal Corporation, a corporation organized and existing under the General Corporation of the State of Delaware, in accordance with the provisions Law Section 103 thereof, DO HEREBY CERTIFY:

                  That Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on January 29, 1990 adopted the following resolution creating a series of 2,500,000 shares of Preferred Stock, par value $.10 per share, designated as Series A Junior Participating Cumulative Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,500,000.

                  Section 2.  Dividends and Distributions.

                  (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
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

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided in the Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

                  In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect three directors as the result of a prior or subsequent default in payment or dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect three directors at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than three directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A
                  Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by three, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Certificate of Incorporation of the Corporation or the Bylaws, the three additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote three members of the Board of Directors have been so elected. Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect three directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate and, if applicable, the number of directors shall be reduced accordingly. If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect three directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded an directors so elected) shall by reason of resignation, death or removal be less than three but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and in the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of he holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 day after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock the outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that Purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

                  (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Certificate of Incorporation of the Corporation, as it may hereafter be amended.

                  (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided 1 Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not and shall cause its subsidiaries not to, directly or indirectly:

                           (i)  declare or pay  dividends  on, or make any other
                  distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                           (ii) declare or pay  dividends  on, or make any other
                  distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) purchase or otherwise  acquire for consideration
                  any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a Purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorize but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of referred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.
Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                  (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                  (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time declare or pay any dividend on Common Stack payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Certificate of Incorporation of the Corporation or herein.

                  Section 9. Rank. Unless otherwise provided in the Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                  Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Outstanding shares of Series A Preferred Stock, voting together as a single series.

                  Section 11. Fractional Shares. Series A Preferred Stock maybe issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the bolder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 31st day of January, 1990.

                                /s/ Sam A. Snyder
                                  Sam A. Snyder
                                 Vice President

Attest:

/s/ R. E. Jenkins
R. E. Jenkins
Assistant Secretary

FILED MAY 4, 1990 - 9:00 A.M.

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               UNOCAL CORPORATION

                             A Delaware Corporation

Sam A. Snyder and R. 0. Hedley certify that:

         1. They are a duly elected and acting Vice President and the duly elected and acting Secretary, respectively, of Unocal Corporation.

         2. The Certificate of Incorporation or Unocal Corporation shall be amended by revising Article Fourth to read as follows:

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is eight hundred fifty million (850,000,000) shares, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, having a par value of $1.00 per share, and one hundred million (100,000,000) shares of Preferred Stock, having a par value of $0.10 per share.

         The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the distribution, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         3. The foregoing amendment has been approved by the Board of Directors and by a vote of the Stockholders pursuant to Section 242 of the Delaware General Corporation Law at the Annual Meeting of Stockholders held on April 30, 1990.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on April 30, 1990.

                                                          ATTEST


/s/ Sam A. Snyder                                         /s/ R. O. Hedley
    Vice President                                        Secretary


The undersigned Sam A. Snyder and R.0. Hedley, Vice President and the Secretary, respectively, of Unocal Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

         Executed at Los Angeles, California, on April 30, 1990.


/s/ Sam A. Snyder                                         /s/ R. O. Hedley

                                                 State  of   Delaware
                                                 Secretary  of  State
                                                 Division of Corporations
FILED JULY 22, 1992 - 1:40 P.M.


                            CERTIFICATE OF CORRECTION
                                       TO
                           CERTIFICATE OF DESIGNATION
                                       OF
                               UNOCAL CORPORATION


    UNOCAL CORPORATION, a Delaware corporation, pursuant to section 103(f) of the General corporation Law of the State of Delaware, certifies:

    FIRST: That the Certificate of Designation which vas filed with the Secretary of State of Delaware on February 6, 1990 is an inaccurate record of the corporate action therein referred to.

    SECOND: That said Certificate of Designation was inaccurate in that Section 6(a) states:

         "(a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or"

    THIRD: That section 6(a) of said Certificate of Designation in correct form is as follows:

    "(a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or"

    IN WITNESS WHEREOF, Unocal corporation has caused this Certificate of Correction to be signed by its President and attested by its Secretary this 21st day of July, 1992.



ATTEST                                                 UNOCAL CORPORATION



/s/ Dennis P. Codon                                    By  /s/ Thomas B. Sleeman
Dennis P. Codon, Secretary                                 Thomas B. Sleeman,
                                                           Senior Vice President

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
FILED 7/22/92 -1:41 P.M.

                             CERTIFICATE OF INCREASE

                                       OF

            SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

                                       OF

                               UNOCAL CORPORATION

                        Pursuant to Section 151(g) of the
                        Delaware General Corporation Law


         In  accordance  with the  provisions  of Section  151(g) of the General
Corporation Law of the State of Delaware, Unocal Corporation, a Delaware corporation (the "Corporation") does hereby certify that the following resolution respecting its Series A Junior Participating Cumulative Preferred Stock was duly adopted by the Executive Committee of the Board of Directors of the Corporation, pursuant to authority conferred on the Executive Committee by the Board of Directors, at a meeting of the Executive Committee on July 20, 1992:

         RESOLVED, that the authorized number of shares of the Corporation's Series A Junior Participating Cumulative Preferred Stock, of which the designations, preferences and rights were set forth in a certificate filed with the Delaware Secretary of State on February 6, 1990, shall be increased from 2,500,000 shares to 3,000,000 shares.

    IN WITNESS WHEREOF, Unocal Corporation has caused this certificate to be signed by its President and attested by its Secretary this 21st day of July, 1992.



                                                           /s/ Thomas B. Sleeman
                                                           Thomas B. Sleeman
                                                           Senior Vice President

ATTEST:


/s/ Dennis P. Codon
  Dennis P. Codon
  Secretary
                                       1